SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

          PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4, FILE NO. 333-89819
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                      United Pan-Europe Communications N.V.
             (Exact name of registrant as specified in its charter)

           The Netherlands                         98-0191997
          (State or other jurisdiction             (I.R.S. Employer
          of incorporation or organization)        Identification No.)


                             Fred. Roeskestraat 123
                                 P.O. Box 74763
                       1076 EE Amsterdam, The Netherlands
                                 +31 20 778 9840
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 --------------

                           Michael T. Fries, Chairman
                            c/o UnitedGlobalCom, Inc.
                      4643 South Ulster Street, Suite 1300
                             Denver, Colorado 80237
                                 (303) 770-4001
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------

                                   Copies to:
                                Nick Nimmo, Esq.
                            Holme Roberts & Owen LLP
                         1700 Lincoln Street, Suite 4100
                             Denver, Colorado 80203
                                 (303) 861-7000

                                 --------------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Pre-Effective Amendment.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

  3.1 Amended and Restated Articles of Association of UPC(16)

  4.1 Indenture dated as of July 30, 1999, between UPC and Citibank N.A, as Trustee with respect to 10 7/8% Senior Notes(12)

  4.2 Indenture dated as of July 30, 1999, between UPC and Citibank N.A., as Trustee with respect to 12 1/2% Senior Discount Notes(12)

  5.1 Opinion of Loeff Claeys Verbeke regarding the legality of the 10 7/8% Senior Notes due 2009 and 12 1/2% Senior Discount Notes due 2009.

  5.2 Opinion of Holme Roberts & Owen LLP regarding the legality of the
       10 7/8% Senior Notes due 2009 and 12 1/2% Senior Discount Notes due
       2009.

  8.1 Opinion of Holme Roberts & Owen LLP regarding certain United States federal income tax matters.

  8.2 Opinion of Arthur Andersen Belastingadviseurs regarding certain Netherlands tax matters.

 10.1 Amended and Restated Securities Purchase and Conversion Agreement dated as of December 1,1997, by and among Philip Media B.V. ("Philips Media"), Philips Media Network B.V. ("Phillips Networks"), Joint Venture, Inc. ("JVI") and UPC(1)

 10.3 Indenture dated as of February 5, 1998, between United International Holdings, Inc. ("United") and Firstar Bank of Minnesota, N.A. ("Firstar")(2)

 10.4 Indenture dated as of April 29, 1999, between United and Firstar(3)

 10.5 Option Agreement dated November 5, 1998, among UPC, DIC and PEC(4)

 10.6 Amendment to Option Agreement dated February 4, 1999, between UPC, DIC and PEC(5)

 10.7  Form of Registration Rights Agreement among UPC, DIC and PEC(4)

 10.8  Form of Shareholders Agreement among UPC, DIC and PEC(4)

 10.9 Sales Agreement dated December 17, 1997, between Stichting Combivisie Regio, Setelco B.V. and UPC(6)

 10.10 Purchase Agreement dated November 6, 1998, between Binan Investments B.V., UA-UII, Inc. and UA-UII Management Inc.(4)

 10.11 Shareholders Agreement dated July 6, 1995, between The Municipality of Amsterdam, A2000 Holding N.V., and Kabeltelevisie Amsterdam B.V.(6)

 10.12 Consent Agreement dated September 27, 1997, between United and Philips Communications B.V., US West International, B.V., Philips Media, United and JVI(4)

 10.13 Syndicate Agreement dated June 26, 1995, concluded between the Osterreichische Philips Industrie Ges.m.b.H. Cable-Networks Austria Holding B.V. and Kabel-TV-Wien Ges.m.b.H.(7)

 10.14 Articles of Association of Telekabel Wien Gesellschaft m.b.H.(7)

 10.15 Agreement dated November 30, 1993, between Kabel-TV Wien Gesellschaft m.b.H. and Telekabel Wien Gesellschaft m.b.H.(7) 10.16 Rules of Procedure of Telekabel Wien Gesellschaft m.b.H., as amended on April 10, 1995(8)

 10.17 Agreement dated November 30, 1977, between Kabel-TV Wien and Telekabel Fernsehnetz-Betriebsgesellschaft m.b.H.(8)

 10.18 Policy Agreement dated November 30, 1977, between Kabel-TV Wien and Osterreichishe Philips Industrie Gesellschaft m.b.H.(8)

 10.19 Tax Liability Agreement dated October 7, 1997, between UPC, Philips Media, Philips Coordination Center, Philips Networks, United, and JVI(4)

 10.20 Agreement dated April 2, 1998, for the contribution of the Dutch Cable Assets of UPC and NUON to UTH(6)

 10.21 United Pan-Europe Communications N.V. Phantom Stock Option Plan, March 20, 1998(4)

 10.22 Amended Stock Option Plan dated February 8, 1999, between UPC and Stichting Administratie Kantoor UPC(9)

 10.23 Form of Master Seconded Employee Services Agreement(5)

 10.24 Form of United Registration Rights Agreement(10)

 10.25 Form of United Management Services Agreement(5)

 10.26 Consulting Agreement dated June 1, 1995, between United and Mark L. Schneider(10)

 10.27 Agreement dated as of February 11, 1999 between United and UPC(9)

 10.28 Promissory Note dated January 25, 1999, with UPC as borrower, and UIH Europe, Inc. as holder, in the principal amount of US$100,000,000(6)

 10.29 Share Purchase Agreement dated January 19, 1999, by and between UPC, Belmarken Holding B.V., NUON, N.V. Kraton and UTH, as amended(5)

 10.30 Final Amendment to Share Purchase Agreement dated as of February 17, 1999(11)

 10.31 Investment Agreement between SBS BROADCASTING SA and Registrant dated June 29, 1999(12)

 10.32 Agreement and Plan of Merger among @Entertainment, Inc., United Pan-Europe Communications N.V. and Bison Acquisition Corp. dated as of June 2, 1999(12)

 10.33 Form of Stockholders Agreement dated as of June 2, 1999 among @Entertainment, Inc., United Pan-Europe Communications N.V., Bison Acquisition Corp. and the other parties signatory thereto(12)

 10.35 Share Purchase Agreement between the Sellers represented by EQT Scandinavia Limited and United Pan-Europe Communications N.V.(12)

 10.36 Loan and Note Issuance Agreement between UPC Facility B.V., Telekabel Wien and Janco Multicom and Bank of America International Limited, CIBC World Markets plc, Citibank N.A., MeesPierson N.V., Paribas, The Royal Bank of Scotland plc, Toronto Dominion Bank Europe Limited, and The Toronto-Dominion Bank, as Facility Agent and Security Agent(12)

 10.37 Share Purchase Agreement dated June 23, 1999, between UPC and MediaOne International B.V.(17)

 10.38 Indenture dated as of October 31, 1996, between Poland Communication, Inc. ("PCI") and State Street Bank and Trust Company relating to PCI's 9 7/8% Senior Notes due 2003 and its 9 7/8% Series B Senior Notes due 2003(13)

 10.39 Indenture dated as of July 14, 1998, between @Entertainment and Bankers Trust Company relating to @Entertainment's 14 1/2% Senior Discount Notes due 2008 and its 14 1/2% Series B Senior Discount Notes due 2008(14)

 10.40 Indenture dated as of January 20, 1999, between @Entertainment and Bankers Trust Company relating to @Entertainment's Series C Senior Discount Notes due 2008(15)

 10.41 Indenture dated as of January 27, 1999, between @Entertainment and Bankers Trust Company relating to @Entertainment's 14 1/2% Senior Discount Notes due 2009 and its 14 1/2% Series B Senior Discount Notes due 2009(15)

 21.1  Subsidiaries of UPC(17)

 23.1  Consent of Arthur Andersen (UPC)(18)

 23.2  Consent of Arthur Andersen (United TeleKabel Holding N.V.)(18)

 23.3  Consent of PricewaterhouseCoopers N.V. (N.V. TeleKabel Beheer)(18)

 23.4  Consent of Arthur Andersen (N.V. TeleKabel Beheer)(18)

 23.5  Consent of KPMG Polska Sp.z o.o (@Entertainment)(18)

 23.6  Consent of Arthur Andersen (A2000 Holding N.V.)(18)

 23.7  Consent of Arthur Andersen (Kabel Plus, a.s.)(18)

 23.8  Consent of Ernst & Young AB (NBS Nordic Broadband Services AB)(18)

 23.9 Consent of PricewaterhouseCoopers (Singapore Telecom International Svenska AB)(18)

 23.10 Consent of Ernst & Young (SBS Broadcasting SA)(18)

 24.1  Powers of Attorney(18)

 25.1  Form T-1, Statement of Eligibility of Citibank N.A.(18)
-------------------
 (1) Incorporated by reference from Form 8-K filed by United, dated December 11, 1997 (File No. 0-21974).

 (2) Incorporated by reference from Form S-4 Registration Statement filed by United on March 3, 1998 (File No. 333-47).

 (3) Incorporated by reference from Form 8-K filed by United, dated April 29, 1999 (File No. 0-21974).

 (4) Incorporated by reference from Form S-1 Registration Statement filed by UPC on November 24, 1998 (File No. 333-67895).

 (5) Incorporated by reference from Amendment No. 8 to Form S-1/A Registration Statement filed by UPC on February 10, 1999 (File No. 333-67895).

 (6) Incorporated by reference from Amendment No. 4 to Form S-1/A Registration Statement filed by UPC on January 25, 1999 (File No. 333-67895).

 (7) Incorporated by reference from Amendment No. 2 to Form S-1/A Registration Statement filed by UPC on January 13, 1999 (File No. 333-67895).

 (8) Incorporated by reference from Amendment No. 9 to Form S-1/A Registration Statement filed by UPC on February 11, 1999 (File No. 333-67895).

 (9) Incorporated by reference from Form 10-K filed by UPC for the year ended December 31, 1999 (File No. 000-25365).

(10) Incorporated by reference from Amendment No. 6 to Form S-1/A Registration Statement filed by UPC on February 4, 1999 (File No. 333-67895).

(11) Incorporated by reference from Form 8-K filed by UPC, dated March 4, 1999 (File No. 000-25365).

(12) Incorporated by reference from Form 8-K filed by UPC, dated July 30, 1999 (File No. 000-25365).

(13) Incorporated by reference from Amendment No. 3 to Form S-4 filed by Poland Communication, Inc. on May 12, 1997 (File No. 333-20307).

(14) Incorporated by reference from Amendment No. 1 to Form S-4 filed by @Entertainment on August 10, 1998 (File No. 333-60659).

(15) Incorporated by reference from Amendment No. 1 to Form S-4 filed by @Entertainment on May 13, 1999 (File No. 333-72361).

(16) Incorporated by reference from Amendment No. 1 to Form S-1 Registration Statement filed by UPC on September 23, 1999 (File No. 333-84427).

(17) Incorporated by reference from Amendment No. 2 to Form S-1 Registration Statement filed by UPC on September 30, 1999 (File No. 333-84427).

(18) Filed with first filing of Registration Statement, File No. 333-89819, on October 27, 1999.

                             SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, on this 10th day of November 1999.

                                      United Pan-Europe Communications N.V.
                                      a Dutch Public limited liability
                                      company

                                      By: /s/ Ray D. Samuelson
                                          ____________________________________
                                          Ray D. Samuelson, Managing Director,
                                          Finance and Accounting

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

             Signature                            Title                     Date
             ---------                            -----                     ----
                 *                   Chairman of Board of Management  November 10, 1999
____________________________________  and Chief Executive Officer
         Mark L. Schneider

                 *                   President; Vice Chairman,        November 10, 1999
____________________________________  chello broadband
          John F. Riordan

                 *                   Senior Vice President, Legal     November 10, 1999
____________________________________  and General Counsel
      Anton H.E. v. Voskuijlen

                 *                   Managing Director, Eastern       November 10, 1999
____________________________________  Europe
          Nimrod J. Kovacs

                 *                   Managing Director, Strategy,     November 10, 1999
____________________________________  Acquisitions and Corporate
       Charles H. R. Bracken          Development

        /s/ Ray D. Samuelson         Managing Director, Finance and   November 10, 1999
____________________________________  Accounting (Chief Accounting
          Ray D. Samuelson            Officer)

                 *                   Chairman of Supervisory Board    November 10, 1999
____________________________________  and Authorized U.S.
          Michael T. Fries            Representative

                 *                   Supervisory Board Member         November 10, 1999
____________________________________
          Richard De Lange

                 *                   Supervisory Board Member         November 10, 1999
____________________________________
           Tina M. Wildes

                 *                   Supervisory Board Member         November 10, 1999
____________________________________
         Ellen P. Spangler

                 *                   Supervisory Board Member         November 10, 1999
____________________________________
         Antony P. Ressler

                 *                   Supervisory Board Member         November 10, 1999
____________________________________
            John P. Cole

*By:   /s/ Ray D. Samuelson
     _______________________________
      Ray D. Samuelson,
        Attorney-in-fact